SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ENERGY FOCUS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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ENERGY FOCUS, INC.
32000 AURORA ROAD
SOLON, OHIO 44139

April 30, 2009

Dear Shareholder:

This year’s annual meeting of shareholders will be held on June 24, 2009 at 1:00 P.M., local time, at the principal executive offices of Energy Focus, Inc., 32000 Aurora Road, Solon, Ohio 44139.  You are cordially invited to attend.

The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, have been made a part of this invitation.

After reading the Proxy Statement, please promptly mark, date, sign and return the enclosed proxy in the pre-paid envelope to ensure that your shares will be represented.  YOUR SHARES CANNOT BE VOTED UNLESS YOU DATE, SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.  Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

The Proxy Statement and related proxy form, as well as a copy of the Company’s 2008 Annual Report on Form 10-K, are being sent on or about May 11, 2009.

The Board of Directors and management look forward to seeing you at the annual meeting.

Very truly yours,

/s/ Joseph G. Kaveski
Joseph G. Kaveski
Chief Executive Officer

ENERGY FOCUS, INC.
32000 AURORA ROAD
SOLON, OHIO 44139

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 24, 2009

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Energy Focus, Inc. (the “Company”) will be held on June 24, 2009, at 1:00 P.M., local time, at the principal executive offices of Energy Focus, Inc., 32000 Aurora Road, Solon, Ohio, for the following purposes:

1.
To elect nine directors to serve for the ensuing year or until their successors are elected and qualified, the nominees for which are as follows: John M. Davenport, J. James Finnerty, David Gelbaum, Laurence V. Goddard, Michael A. Kasper, Joseph G. Kaveski, Paul von Paumgartten, David N. Ruckert, and Phillip E. Wolfson;

2.	To ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on April 27, 2009 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Nicholas G. Berchtold
Nicholas G. Berchtold
Vice President of Finance, Chief Financial Officer, and Secretary
Solon, Ohio
April 30, 2009

IMPORTANT: Please mark, date, sign and promptly mail the enclosed proxy card at your earliest convenience in the accompanying postage-paid envelope to ensure that your shares are represented at the meeting.  If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

TABLE OF CONTENTS

Information Concerning Solicitation and Voting of Proxies	1
General	1
Revocability of Proxies	1
Record Date and Share Ownership	1
Voting	1
Proposal No. 1: Election of Directors	3
Nominees	3
Corporate Governance	5
Required Vote	7
Recommendation of the Board of Directors	7
Report of the Audit and Finance Committee	8
Security Ownership of Principal Shareholders and Management	9
Executive Compensation and Other Matters	11
Compensation Discussion and Analysis	11
Performance Graph	13
Summary Compensation Table	14
2008 Grants of Plan-Based Awards	15
Outstanding Equity Awards at December 31, 2008	16
Option Exercises	17
Equity Compensation Plan Information	17
Employment Agreements	17
Potential Payments Upon Termination or Change of Control	18
Compensation Committee Report	18
Director Compensation	19
Certain Transactions	20
Section 16(a) Beneficial Ownership Reporting Compliance	20
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	21
Change in Independent Registered Public Accounting Firm	21
Principal Accountant Fees and Services	21
Pre-Approval Policies and Procedures	21
Required Vote	22
Recommendation of the Board of Directors	22
Deadline for Receipt of Shareholder Proposals for the 2010 Annual Meeting	23
Householding Information	23
Other Matters	23
Annual Report on Form 10-K	23

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

ENERGY FOCUS, INC.
32000 AURORA ROAD
SOLON, OHIO 44139

INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXIES

General

The enclosed proxy is solicited on behalf of the Board of Directors of Energy Focus, Inc., a Delaware corporation (“Energy Focus” or the “Company”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 24, 2009 at 1:00 P.M., local time, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.  The Annual Meeting will be held at the principal executive offices of Energy Focus, Inc., 32000 Aurora Road, Solon, Ohio.

This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about May 11, 2009.  The cost of soliciting these proxies will be borne by the Company.  Regular employees and directors of the Company may solicit proxies in person, by telephone, or by mail.  No additional compensation will be given to employees or directors for such solicitation.  The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either by delivering to Energy Focus, Inc., 32000 Aurora Road, Solon, Ohio, Attention: Nicholas G. Berchtold, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.  If a proxy is properly signed and not revoked, the shares it represents will be voted in accordance with the instructions of the shareholder.

Record Date and Share Ownership

Only shareholders of record at the close of business on April 27, 2009 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.  The Company had 14,834,920 shares of Common Stock, par value $.0001 per share (“Common Stock”), issued and outstanding as of that date.

Voting

Each share of Common Stock held as of the Record Date entitles its holder to one vote on matters to be acted upon at the Annual Meeting, including the election of directors.  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Election. Representatives of Cowden & Humphrey Co. LPA will act as the Inspectors of Election.  The Inspectors of Election will also determine whether or not a quorum is present.  Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under Delaware law for approval of proposals presented to shareholders.  Withholding authority to vote on one or more nominees for election as directors will have the practical effect of voting against the election of such nominees for director, because withheld votes will be treated as votes cast under Delaware law.  If shares are held in street name through a broker, bank or other nominee and beneficial owners do not provide instructions on how to vote, the broker or other nominee may have authority to vote these shares on certain matters, including the election of directors.  When a broker cannot vote on behalf of the beneficial owners pursuant to the rules of the NASDAQ Stock Exchange, the un-voted shares are commonly referred to as "broker non-votes."  Broker non-votes on one or more matters are not considered votes cast for voting purposes (although broker non-votes are counted for purposes of establishing a quorum).

The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting.  Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made.  Any proxy in the enclosed form which is returned but is not marked will be voted FOR the election of the nine nominees for director listed in this Proxy Statement, FOR the ratification of appointment of the Company’s independent registered accounting firm for 2009, and as the proxy holders deem advisable on other matters that may properly come before the meeting.  If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as voting with respect to that matter.  Under Delaware law, a non-vote will have no effect on the outcome of any of the matters referred to in this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 24, 2009:  This Proxy Statement and our Annual Report on Form 10-K for the year ending December 31, 2008, are available on our website at https://www.proxydocs.com/efoi.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders.  If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxy holders will vote in favor of the remainder of those nominated and for such substituted nominees, if any, as shall be designated by the Board of Directors, taking into account any recommendations of the Nominating and Corporate Governance Committee, or the number of directors to be elected at this time may be reduced by the Board of Directors.  The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

If a quorum is present and voting, the nominees receiving the highest number of votes will be elected as directors at the Annual Meeting to serve until the next annual meeting or until their respective successors are duly elected or appointed.

The Company’s Bylaws provide that the number of directors of the Company shall be no less than five and no more than nine, with the exact number within such range to be fixed by the Board of Directors.  The Board of Directors has fixed the current number at nine.  The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has designated, the nine nominees listed below.  Biographical information concerning each nominee is set forth below:

Name	Age	Director Since	Background

John M. Davenport	63	2005
Mr. Davenport joined the Board of Directors in July 2005. Mr. Davenport joined the Company in November 1999 as Vice President and Chief Technology Officer and was appointed Chief Operating Officer in July 2003 and President in July 2005.  He also served as Chief Executive Officer from July 2005 until May 2008.  Prior to joining Energy Focus, Mr. Davenport served as President of Unison Fiber Optic Lighting Systems, LLC, from 1998 to 1999.  Mr. Davenport began his career at GE Lighting in 1972 as a research physicist and thereafter served 25 years in various capacities including GE Lighting's research and development manager and as development manager for high performance LED projects.  He is a recognized expert in light sources, lighting systems and lighting applications, with special emphasis in low wattage discharge lamps, electronic ballast technology and distributed lighting systems using fiber optics.

J. James Finnerty	57	2008
Mr. Finnerty is currently a Managing Director of Terra Nova Capital, a New York City-based boutique investment bank, where he focuses on raising capital for emerging growth companies in the energy, technology, life sciences, and specialty consumer sectors.  Mr. Finnerty’s career has spanned more than 30 years in the institutional money management community having worked for Kidder Peabody, Hambrecht and Quist, Deutsche Bank and Merriman, Curhan, and Ford.  Mr. Finnerty has focused his efforts in the Boston institutional financial marketplace where he successfully covered all the major accounts including Fidelity, Putnam, Wellington, etc.  He has been involved in countless financings including Adobe, Pixar, Genzyme, Amazon, Starbucks, and The North Face to name a few.  Mr. Finnerty has a Master’s in Business Administration from Cornell University and a Bachelor of Arts in Economics from Boston College.  Mr. Finnerty is NASD Series 7 and 63 licensed.

David Gelbaum	60	2009
Mr. Gelbaum has been a private investor since 2002.  From 1972 until 2002, he developed quantitative models for stock price returns and derivative securities for TGS Management, and from 1972 until 1989 he worked at Oakley & Sutton in a similar capacity.  Mr. Gelbaum has been a strong supporter of the environment and outdoor education and in 2006 was named the 9th Most Influential Person in Southern California by the Los Angeles Times Magazine for his work in protecting the environment in Southern California.  Now, with his wife, Monica, Mr. Gelbaum is a trustee in the Quercus Trust.  Almost all of the Quercus Trust’s investments are in the Cleantech space.  In addition to holding approximately 20% of Energy Focus’ common stock, the Trust includes in its holdings other alternate energy names such as Applied Solar Modules, Axion Power, EntechSolar, and ThermoEnergy.  In addition to these public holdings, the fund has interests in a number of privately held companies in the Cleantech space.  Currently, Mr. Gelbaum serves as Chairman of the Board of Directors for EntechSolar.

Laurence V. Goddard	56	2008
Mr. Goddard is a director and the President of the Parkland Group, Inc. which he founded in 1989 to provide specialized turnaround and business improvement services.  Mr. Goddard’s experience includes business performance and profitability improvement, turnarounds, workouts and management support.   Mr. Goddard has extensive experience in manufacturing businesses of all types, as well as distribution, retail, service and construction businesses.  From 1982 to 1990, Mr. Goddard was the President and CEO of WACO International, a national manufacturer and distributor of construction equipment and supplies located in Cleveland, Ohio.  At WACO, Mr. Goddard led the acquisition of eight companies which resulted in the growth of revenues from $8 million to over $100 million.  Mr. Goddard has also held roles at Price Waterhouse in Canada.  He is a Canadian Chartered Accountant (inactive), a Chartered Business Valuator (inactive) a Certified Turnaround Professional, and was a director/chairman of the Nominating and Governance Committee and member of the Audit Committee of Oglebay Norton from 2004 to February 2008.

Michael A. Kasper	59	2004
Mr. Kasper is a former executive with Procter & Gamble and Optical Coating Laboratory (now JDS Uniphase) spanning 29 years in industry.  His primary background was in Operations Management as a Manufacturing Plant Manager and Director of Operations with P&G.  He was Vice President and General Manager of the Applied Photonics Division at OCLI and served as Senior Vice President of Human Resources following the merger with JDSU.   He was also President & CEO for United Way of Sonoma-Mendocino Lake for three years and currently is Principal of Complete Executives, consulting on executive development.  Mr. Kasper is an honors graduate of Lafayette College with a Bachelor’s of Science in Mechanical Engineering.

Joseph G. Kaveski	48	2008
Mr. Kaveski joined the Company in April 2008 as Vice President for Business Development and Global Marketing.  On May 6, 2008 the Company’s Board of Directors appointed him as Chief Executive Officer.  Prior to joining Energy Focus, Mr. Kaveski led his own strategic engineering consulting business, TGL Company, Leawood, Kansas.  As a consultant, he worked with Energy Focus on strategic planning initiatives from September 2007 to April 2008.  From November 2004 through February 2006, Mr. Kaveski was Vice President of Energy Management Services and Strategic Projects and a member of the senior management team at Johnson Controls, Inc., Milwaukee, Wisconsin, a global leader in automotive experience, building efficiency and power solutions.

Paul von Paumgartten	61	2008
Mr. von Paumgartten joined the Board in October 2004, and was appointed Lead Director in October 2008.  From 1982 up to the present he has held various positions at Johnson Controls, Inc., most recently serving as Director, Energy & Environment since October 1999.  Prior to that, he was Director of Performance Contracts at Johnson Controls, Inc.  Mr. von Paumgartten also was instrumental in the formation of LEED TM (Leadership in Energy and Environmental Design), the energy efficiency qualification program of the United States Green Building Council.  This is a qualification program for sustainable design developed by an industry coalition representing many segments of the building industry.  Mr. von Paumgartten serves as treasurer for LEED TM.

David N. Ruckert	71	1987
Mr. Ruckert joined the Company in November 1987 as President, Chief Operating Officer, and a director.  He served as Chief Executive Officer of the Company from October 1988 to July 2006 and served as Secretary of the Company from February 1990 to February 1994.  He retired as CEO in June 2005 and as President in September, 2005.  From June 1985 to October 1987, he was Executive Vice President of Greybridge, a toy company which he co-founded that was later acquired by Worlds of Wonder in 1987.  Prior to that time, he was Executive Vice President of Atari from October 1982 to June 1984 and was a Manager/Vice President of Bristol-Myers Company in New York from October 1966 to October 1982.

Philip E. Wolfson	64	1986
Dr. Wolfson joined the Board in January 1986.  Since 1998, Dr. Wolfson has served as Chief Executive Officer of Phytos, Inc., an herbal medicine development company.  He has been Assistant Clinical Professor at the University of California School of Medicine in San Francisco since 1986 and has maintained a private practice in psychiatric medicine since 1982.  Dr. Wolfson also served as a director and a consultant to NTI from 1989 to 1992.

Corporate Governance

            Director Independence

The Board of Directors has determined each of the following directors to be an “Independent Director” as that term is defined by applicable listing standards of The NASDAQ Stock Market and SEC rules:

J. James Finnerty
David Gelbaum
Laurence V. Goddard
Michael A. Kasper
Paul von Paumgartten
David N. Ruckert
Philip E. Wolfson

In this proxy statement these seven directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

Board Meetings and Committees; Annual Meeting Attendance

The Board of Directors held a total of six meetings during the fiscal year ended December 31, 2008.  All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors’ serve.  In 2008, Mr. Kaveski and Mr. Davenport represented the Board at the annual meeting.  The Board of Directors has appointed a Compensation Committee, an Audit and Finance Committee, and a Nominating and Corporate Governance Committee.  The Board has determined that each director who serves on these committees is an Independent Director.  The Board has approved a charter for the Compensation Committee, the Audit and Finance Committee, and the Nomination and Corporate Governance Committee, and has adopted Corporate Governance Guidelines for itself.

The Compensation Committee of the Board of Directors, which currently consists of Messrs. Wolfson (Chairman), Kasper, and von Paumgartten, held nine meetings in 2008.  The Compensation Committee’s primary functions are to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s executive officers and to produce a report on executive compensation for inclusion in the Company’s annual proxy statement.  Other specific duties and responsibilities of the Compensation Committee are to: review and recommend to the Board corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluate his performance in light of such goals and objectives and set his compensation level based on this evaluation; develop and monitor compensation arrangements for executive officers of the Company, including review and approval of individual compensation; recommend to the Board guidelines for the review of the performance and establishment of compensation and benefit policies for all other employees; make recommendations regarding compensation plans and policies; administer the Company’s stock option plans and other compensation plans; and make recommendations to the Board regarding compensation of the Board of Directors.

The Audit and Finance Committee of the Board of Directors, which currently consists of Messrs. Ruckert (Chairman), Goddard, and Finnerty, held six meetings in 2008.  The Audit and Finance Committee’s primary functions are to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements and other financial information, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors and the performance of the Company’s internal audit function.  Other specific duties and responsibilities of the Audit and Finance Committee are to: appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditors; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent auditors’ relationship with the Company; and meet with the independent auditors and management to discuss and review the Company’s financial statements, internal controls, and auditing, accounting and financial reporting processes.

The Nominating and Corporate Governance Committee of the Board of Directors, which currently consists of Messrs. Kasper (Chairman), von Paumgartten, and Wolfson held two meeting in 2008.  The Nominating and Corporate Governance Committee’s primary functions are to seek, evaluate and recommend nominees for election to the Board of Directors and to oversee matters of corporate governance.  Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to: determine the composition of the committees of the Board; make recommendations regarding candidates for director proposed by shareholders; consider and plan for executive officer succession as well as review management development and succession programs; review on an annual basis the performance of the Board and of management; and consider and make recommendations on matters related to the practices, policies and procedures of the Board.

The Company does not have a policy regarding attendance by the Directors at the Company’s Annual Meeting.  Only Messrs. Kaveski and Davenport were present at the last meeting held September 30, 2008.

Compensation Committee

The Company has a standing Compensation Committee of the Board of Directors, currently consisting of Messrs. Wolfson (Chairman), Kasper, and von Paumgartten.  The Board has approved a charter for the Compensation Committee.  A copy of this charter can be found on the Company’s website at http://www.efoi.com.

The Compensation Committee reviews and recommends to the Board corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluates his performance in light of such goals and objectives and sets his compensation level based on this evaluation; develops and monitors compensation arrangements for executive officers of the Company, including review and approval of individual compensation; recommends to the Board guidelines for the review of the performance and establishment of compensation and benefit policies for all other employees; makes recommendations regarding compensation plans and policies; administers the Company’s stock option plans and other compensation plans; and makes recommendations to the Board regarding compensation of the Board of Directors.  The authority of the Compensation Committee may be delegated to a subcommittee of the Compensation Committee, consisting of one or more directors.  The Chief Executive Officer may provide recommendations regarding compensation of other executive officers.  The Compensation Committee is empowered to retain consultants for advice on compensation matters.

No director currently serving on the Compensation Committee is or has been an officer or employee of the Company or any of the Company’s subsidiaries.  No interlocking relationships exist between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

Audit Committee

The Company’s Audit and Finance Committee acts as the standing audit committee of the Board of Directors, and currently consists of Messrs. Ruckert (Chairman), Goddard, and Finnerty.  The Board of Directors has determined that Messr. Goddard is an “audit committee financial expert,” as defined by the Securities and Exchange Commission (the “SEC”) rules, and that each Committee member is an Independent Director.  The Board has approved a charter for the Audit and Finance Committee.  A copy of this charter can be found on the Company’s website at http://www.efoi.com.

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee serves as the standing nominating committee of the Board of Directors, currently consisting of Messrs. Kasper (Chairman), von Paumgartten, and Wolfson.  The Board has approved a charter for the Nominating and Corporate Governance Committee.  A copy of this charter can be found on the Company’s website at http://www.efoi.com.

The Board of Directors sets the size of the Board and nominates directors for election at each annual meeting of shareholders and elects new directors to fill vacancies when they arise.  The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.  The Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills.  The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all shareholders.  The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director.  During 2008 and the first quarter of 2009, the following individuals were elected to the Company’s Board of Directors: Messrs. Finnerty, Gelbaum, and Goddard as independent directors.  The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “Independent Director” under the rules of The NASDAQ Stock Market.  The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.  During 2008, the following member of management was elected to the Company’s Board of Directors: Messr. Kaveski.

Prior to each annual meeting of shareholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service.  These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors.  In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee and by shareholders.  A shareholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Committee in writing, with any supporting material the shareholder considers appropriate, at the following address: Energy Focus, Inc., 32000 Aurora Road, Solon, Ohio 44139.

Required Vote

The nine nominees receiving the highest number of votes at the Annual Meeting will be elected as directors of the Company.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.  It is not the duty of the Audit and Finance Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  Management is responsible for the financial statements and the reporting process, including the system of internal controls.  The independent auditors are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit and Finance Committee reviewed and has discussed the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 with the Company’s management and its independent auditors.  The Audit and Finance Committee met privately with the independent auditors and discussed issues deemed significant by the auditors, including those required by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended.  In addition, the Audit and Finance Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committee) and discussed with the independent auditors their independence from the Company.

Based upon the reviews and discussions outlined above, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by the Audit and Finance Committee of the Board of Directors of Energy Focus, Inc.

AUDIT AND FINANCE COMMITTEE
David N. Ruckert, Chairman
J. James Finnerty
Laurence V. Goddard

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of the Company’s Common Stock as of April 30, 2009 as to (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each of the Company’s directors and nominees, (iii) the Company’s Chief Executive Officer and each of the Company’s “Named Executive Officers”, and (iv) all executive officers and directors of the Company as a group.  Unless otherwise specified, the address for each officer and director is 32000 Aurora Road, Solon, OH 44139.

The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities.

	Shares Beneficially Owned (1)

			Percent of
			Outstanding
			Common
Name and Address	Number		Stock (2)
5% Shareholders
The Quercus Trust	4,245,541	(3)	19.9%
2309 Santiago Drive
Newport Beach, California 92660
Stiassni Capital Partners, L.P.	1,262,702	(4)	8.5%
2400 Palos Verdes Drive West
Rancho Palos Verdes, California 90275
Diker GP, LLC	996,166	(5)	6.7%
745 Fifth Avenue
New York, New York 10151
Directors and Named Executive Officers
Nicholas G. Berchtold	27,606		*
Roger R. Buelow	80,928		*
John M. Davenport	456,094		3.1%
J. James Finnerty	55,885		*
David Gelbaum (3)	3,333		*
Laurence V. Goddard	9,583		*
Eric W. Hilliard	83,857		*
Michal A. Kasper	44,500		*
Joseph G. Kaveski	44,792		*
Paul von Paumgartten	38,500		*
David N. Ruckert	309,531		2.1%
Phillip E. Wolfson	102,631		*

All directors and executive officers as a group	1,257,240		8.5%

*Less than one percent

(1)
The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable unless otherwise indicated.

(2)
Based on 14,834,920 shares outstanding as of April 30, 2009.  In addition, shares issuable pursuant to options and warrants which may be exercised through June 30, 2009 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals.  Thus, the number of shares to be outstanding for the purposes for this table my vary depending on the individuals’ particular circumstances.

(3)
The co-trustees of The Quercus Trust are David and Monica Chavez Gelbaum.  As noted above, Mr. Gelbaum is a member of The Company's Board of Directors.  The Quercus Trust has filed with the Securities and Exchange Commission a Schedule 13D/A dated March 3, 2009 which reports the beneficial ownership in the aggregate of 4,245,541 shares.  As reported in that Schedule, The Quercus Trust and its co-trustees entities have shared voting power for 4,245,451 shares and shared dispositive power for 4,245,541 shares. The 3,333 beneficial shares owned by Mr. Gelbaum as a member of the Board of Directors are not included in the 4,245,541 shares beneficially owned by The Quercus Trust.  The Quercus Trust is one of the 19 investors that participated in our March 14, 2008 private placement of shares of common stock and common share warrants.  The terms of the warrant issued to each investor in that private placement, including The Quercus Trust, provide that the number of shares that may be acquired by any investor upon exercise of a warrant is limited to the extent necessary to ensure that, following the exercise, the total number of shares of common stock owned by the investor and persons who are beneficial owners through the investor does not exceed 19.99% of the total number of the Company's outstanding shares.  Because of the 19.99% limit in The Trust's warrant, the table lists that percentage ownership for The Trust.  Prior to that private placement, the Company amended its Rights Agreement dated October 25, 2006, with Mellon Shareowner Services, LLC, as Rights Agent, to permit The Quercus Trust, and persons who are beneficial owners through The Trust, to own up to 20% of our common stock without triggering the rights under the Rights Agreement.  The general limit in the Agreement is 15%.

(4)
Stiassni Capital Partners, L.P. has filed with the Securities and Exchange Commission a Schedule 13G dated December 31, 2008, which reports beneficial ownership in the aggregate of 1,262,702 shares.  As reported in that Schedule, Stiassni Capital Partners, L.P. and its affiliated entities have shared voting power for 1,262,702 shares and shared dispositive power for 1,262,702 shares.

(5)
Diker GP, LLC has filed with the Securities and Exchange Commission a Schedule 13G dated February 17, 2009, which reports beneficial ownership in the aggregate of 996,166 shares.  As reported in that Schedule, Diker Group, LLC and its affiliated entities have shared voting power for 996,166 shares and shared dispositive power for 996,166 shares.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors has the responsibility for administering our executive compensation program.  The Committee reviews and, as appropriate, makes recommendations to the full Board regarding the base salaries and annual cash bonuses for executive officers, and administers our 2008 Incentive Stock Plan, including the grant of stock options.  Where appropriate, we have also entered into employment agreements with certain executive officers.

Compensation Philosophy and Objectives.  Our principal executive compensation policy, which is endorsed by the Committee, is to provide a compensation program that will attract, motivate and retain persons of high quality and will support a long-standing internal culture of loyalty and dedication to the interests of the Company and our shareholders. In administering the executive compensation program, the Committee is mindful of the following principles and guidelines, which are supported by the full Board:

•	Base salaries for executive officers should be competitive.
•	A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of our shareholders.
•	The variable part of annual compensation should reflect both individual and corporate performance.
•
As a person’s level of responsibility increases, a greater portion of total compensation should be at risk and include more stock-based compensation to provide executives long-term incentives and help to align further the interests of executives and shareholders in the enhancement of shareholder value.

Our executive officers’ compensation currently has three primary components: base salary, annual cash bonuses, and stock-based awards granted pursuant to our 2008 Incentive Stock Plan.  In addition, executive officers receive certain benefits that are specifically provided for in their employment agreements or are generally available to all salaried employees.  We do not have any defined benefit pension plans, non-qualified deferred compensation arrangements, or supplemental retirement plans for our executive officers.

For each executive officer, the Committee determines the appropriate level for each compensation component based in part, but not exclusively, on its view of competitive market factors, internal equity and consistency, and other considerations deemed relevant, such as rewarding extraordinary performance.  Our Chief Executive Officer provides the Committee with recommendations for executive officers other than himself, which the Committee reviews and approves as submitted or with revisions, if any.  The Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation, or among different forms of non-cash compensation, and has not sought to formally benchmark our compensation against that of our peers.

  In 2008, no executive officer received an annual base salary increase except for Mr. Kaveski, who in May 2008 received an increase of approximately 42.8% to $250,000 annually upon his appointment as our Chief Executive Officer by our Board of Directors.

Base Salary. Base salaries for executive officers are based on a review of salaries for similar positions requiring similar qualifications in similar industries.  In determining executive officer salaries, the Compensation Committee has approved the use by management of information from salary surveys.

The Committee determines levels of the executive officers’ base salaries so as to be competitive with amounts paid to executives performing similar functions in comparable-size, non-durable manufacturing companies. The amount of each executive’s annual increase in base salary, if any, is based on a number of largely subjective factors, including changes in the individual’s duties and responsibilities, the personal performance of such executive officer, the performance of the Company, cost-of-living increases, and such other factors as the Committee deems appropriate, including the individual’s overall mix between fixed and variable compensation and between cash and stock-based compensation.

The Chief Executive Officer annually assesses the performance of all other executive officers and recommends salary increases to the Compensation Committee based on a number of factors such as performance evaluations, comparative data and other relevant factors. The Compensation Committee then reviews the Chief Executive Officer’s recommendations, considers the performance and condition of the Company, and approves the increases for any other officer of the company.

Bonus Equity Incentive Plan.  For fiscal year 2009, the Compensation Committee has approved a stock option incentive plan for executives and key sales employees.  Awards under this plan are contingent upon the Company’s attainment of operating profits and cash utilization targets set by the Compensation Committee in consultation with the Chief Executive Officer.

Bonus Incentive Plan. The Compensation Committee administers an incentive plan to provide additional compensation to executives who meet established performance goals.  In consultation with the Chief Executive Officer, the Compensation Committee annually determines the total amount of cash bonuses available for executive officers and certain other management employees.  The target bonuses for executive officers are set by the Compensation Committee.  Awards are weighted so that higher awards are received when the Company's performance reaches maximum targets, smaller awards are received when the Company's performance reaches minimum targets and no awards are made when the Company does not meet minimum performance targets.  After the total eligible bonus pool is determined, annual incentives are paid to executive officers based on their individual performance as determined by the Chief Executive Officer.

For the fiscal year 2008, awards under this bonus plan were contingent upon the Company's attainment of operating profit and cash utilization targets set by the Compensation Committee in consultation with the Chief Executive Officer. The Company's performance in 2008 was not on target and no bonuses were paid under this bonus incentive plan.  Consistent with the Company's objective of aligning compensation with performance, the Compensation Committee anticipates that future bonus payments will continue to be based on specific targets and performance.

Discretionary Bonuses.  In addition to bonuses under the incentive plan, each of our executive officers is eligible to receive annual cash bonuses based on determinations made by the Committee in its discretion.  Except in the case of Mr. Davenport, the Company has not historically adopted a formal or informal annual bonus plan with preset criteria and targets.  Rather, the determination to pay a cash bonus, if any, is made after the year-end based on the Committee’s subjective judgment with respect to the past performance of the individual or on the individual’s attainment of quantified performance goals during the year.  The bonus may be based on the specific accomplishments of the individual or on the overall success of the Company, or both.

For 2009, the Committee has not currently adopted a discretionary bonus plan, but has the right to establish a new plan as it deems appropriate.

In the case of Mr. Davenport, his employment agreement provides for an objective annual cash bonus based on our planned operating income levels.  Mr. Davenport’s bonus for 2009 will be determined in the same manner as the other executive officers, with a target bonus ranging from 25% to 50% of base salary.

Stock Options. The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company's shareholders and, therefore, periodically grants stock options under the Company's 2008 Stock Incentive Plan at the then current market price.  The Compensation Committee administers the Company’s 2008 Stock Incentive Plan.  Stock options will only have value if the Company's stock price increases over the exercise price.

The Compensation Committee grants options to executive officers after consideration of recommendations from the Chief Executive Officer.  Recommendations for options are based upon the relative position, responsibilities, and previous and expected contributions of each officer, previous option grants to such officers and customary levels of option grants for the respective position in other comparable companies.  Options generally vest over a four-year period at a rate of 25% per year.

In 2001, executive officers were granted options under a Time Accelerated Restricted Stock Award Plan (“TARSAP”) within the 1994 Stock Option Plan with a seven year vesting period.  While these options are now fully vested, none were exercisable as a result of the Company not achieving stated objectives.

During 2008, the Committee administered various incentive stock plans, including our 2008 Incentive Stock Plan, to provide stock-based incentives to our key employees, including executive officers.  As of March 31, 2009, our 2008 Incentive Stock Plan is our only plan under which new options may be granted.  Grants of stock options are based on each individual’s position within the Company, level of responsibility, past performance, and expectation of future performance.  In determining the number of stock-based awards to be granted to each executive officer, the Committee also considers the number of stock-based awards made in prior years to the executive officer.  The Committee also may grant stock options in connection with promotions and new hires.

Under Mr. Davenport’s employment agreement, certain grants of stock-based awards to him were to be made on or soon after the date that earnings for the preceding calendar year were released up through calendar year 2007.  For calendar year 2008, Mr. Davenport was not entitled to any employment agreement-based stock option bonus.  On May 6, 2008 the Committee discretionarily granted 100,000 shares to Mr. Davenport under the 2004 Incentive Stock Plan.  In conjunction with this stock option grant, Mr. Davenport voluntarily forfeited 141,000 of 200,000 shares granted on June 28, 2005.

Our stock-based compensation policies have been impacted by the implementation of FAS 123(R).  Generally, FAS 123(R) requires all stock-based payments to employees, including grants of employee stock options, to be expensed based on their fair values over the vesting period.

Section 162(m). Section 162(m) of the Internal Revenue Code and related Treasury Department regulations limits the Company's ability to deduct certain compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers.   The Company's 2008 Stock Incentive Plan is structured to permit awards under the plan to qualify as performance-based compensation and to maximize the tax deductibility of the awards so long as the options are granted by a committee whose members are non-employee directors.  The Company expects that the Compensation Committee will be comprised of non-employee directors, and that, to the extent the Compensation Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year.  The Compensation Committee does not believe that other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time.  In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation.  The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

Performance Graph

           The following graph compares the cumulative total shareholder return of the Company’s Common Stock against the cumulative total return of the Russell 2000 Value Index, and a self-determined Peer Group for the period of the five fiscal years commencing December 31, 2003 and ending December 31, 2008.  The graph and table assume that $100 was invested on December 31, 2003 in each of the Energy Focus, Inc. Common Stock, the Russell 2000 Value Index, and the self-determined Peer Group, and that all dividends were reinvested.  The six companies in the self-determined Peer Group are: Cooper Industries, LTD., Pentair, Inc., Lime Energy Co., Nexxus Lighting, Inc., LSI Industries, Inc., and Orion Energy Systems, Inc.  Cumulative total shareholder return for Energy Focus, Inc. Common Stock, the Russell 2000 Value Index, and the self-determined Peer Group are based upon the Energy Focus, Inc. fiscal year.  The comparisons in the table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

Summary Compensation Table

The following table sets forth information about compensation of our Chief Executive Officer, our President, our Vice President of Finance and Chief Financial Officer, and our other two highest paid executive officers (our "Named Executive Officers"):

						Change in
						Pension
						Value and
						Non-
					Non-Equity	Qualified
					Incentive	Deferred	All
				Option	Plan	Compensation	Other
Name and Principal		Salary	Bonus	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($) (1)	($) (2) (3)	($)	($)	($) (4)	($)

Joseph G. Kaveski	2008	176,919	—	20,134	—	—	44,585	241,638
Chief Executive Officer	2007	—	—	—	—	—	49,000	49,000
(April 7, 2008 to present)

John M. Davenport	2008	250,000	—	211,908	—	—	540	462,448
President	2007	250,000	—	277,928	—	—	880	528,808
	2006	250,000	—	294,039	—	—	773	544,812

Nicholas G. Berchtold	2008	175,000	—	35,860	—	—	540	211,400
Chief Financial Officer	2007	68,317	—	8,912	—	—	108	77,337

Eric W. Hilliard	2008	190,000	—	104,227	—	—	540	294,767
Chief Operating Officer	2007	180,000	—	90,517	—	—	612	271,129
	2006	28,846	—	—	—	—	—	28,846

Roger R. Buelow	2008	175,000	—	47,713	—	—	6,720	229,433
Chief Technology Officer	2007	183,229	10,000	33,052	—	—	365	226,646
	2006	140,000	—	38,603	—	—	258	178,861

(1)	Reflects discretionary bonus for Mr. Buelow.
(2)
Information about stock options granted to our Named Executive Officers during 2008 is set forth in the 2008 Grants of Plan-Based Awards Table.  That Table also sets forth the aggregate grant date fair value of the stock options granted during 2008 computed in accordance with FAS 123(R).

(3)
The amounts set forth in this column reflect stock options granted to our Named Executive Officers.  The amounts listed are equal to the compensation cost recognized by the Company during the year indicated for financial statement purposes in accordance with FAS 123(R).  This valuations method values stock options granted during the indicated year and previous years.  A discussion of the assumptions used in calculating the compensation cost is set forth in Note 9 of the Notes to Consolidated Financial Statements in our 2008 Annual Report on Form 10-K.

(4)	The amounts set forth in this column for 2008 include Company contributions for life insurance policies and automobile allowances, and for Mr. Kaveski, consulting fees.

2008 Grants of Plan-Based Awards

The following table sets forth information with respect to stock option awards granted to the Named Executive Officers during 2008:

								All Other
								Option		Grant
								Awards:	Exercise	Date Fair
		Estimated Possible Payouts			Estimated Future Payouts			Number of	or Base	Value of
		Under Non-Equity Incentive			Under Equity Incentive			Securities	Price of	Stock and
		Plan Awards			Plan Awards			Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh)	(1)

Joseph G.	05/06/08	—	—	—	—	—	—	100,000	2.00	106,000
Kaveski	11/24/08	—	—	—	—	—	—	100,000	1.37	81,000

Nicholas G.
Berchtold	12/17/08	—	—	—	—	—	—	25,000	1.40	21,000

John M.
Davenport	05/06/08	—	—	—	—	—	—	100,000	2.00	106,000

Eric W.
Hilliard	10/23/08	—	—	—	—	—	—	25,000	1.37	20,000

Roger R.
Buelow	—	—	—	—	—	—	—	—	—	—

(1)
The dollar values of stock options disclosed in this column are equal to the aggregate grant date fair value computed in accordance with FAS 123(R).  A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 9 of the Notes to the Consolidated Financial Statements in our 2008 Annual Report on Form 10-K.

Stock Options.  The stock options that we granted to our Named Executive Officers in 2008 were granted under our 2004 Incentive Stock Plan and 2008 Incentive Stock Plan.  In accordance with the terms of those Plans, each option exercise price is equal to the market value of our common stock on the date the option is granted.  The market value is equal to the closing price of our common stock on the date of grant on the NASDAQ Stock Market.  The options vest over four years at the rate of 25% of the shares covered by the option on each anniversary of the grant date.  Stock options are not transferable other than by will or the laws of descent and distribution.

Outstanding Equity Awards at December 31, 2008

The following table includes certain information with respect to the value of all unexercised options as of December 31, 2008 for our Named Executive Officers:

	Option Awards

				Equity
				Incentive
				Plan
				Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option
	Options:	Options:		Unearned	Exercise	Option
	Exercisable	Unexercisable		Options	Price	Expiration
Name	(#)	(#)		( #)	($)	Date

Joseph G. Kaveski	16,667	83,333	(1)	—	2.00	05/06/18
	3,125	96,875	(2)	—	1.37	11/24/18

John M. Davenport	—	10,000	(3)	—	4.50	02/28/12
	100,000	—		—	3.96	07/01/12
	20,000	—		—	7.23	12/04/13
	20,000	—		—	8.60	05/19/14
	59,000	—	(4)	—	9.60	06/28/15
	20,833	29,167	(5)	—	6.53	04/19/17
	16,667	83,333	(1)	—	2.00	05/06/18

Nicholas G. Berchtold	8,854	16,146	(6)	—	6.05	08/10/17
	6,771	18,229	(7)	—	6.06	12/06/17
	260	24,740	(8)	—	1.40	12/17/18

Eric W. Hilliard	40,625	34,375	(9)	—	7.19	11/13/16
	20,833	29,167	(10)	—	6.36	04/26/17
	1,302	23,698	(11)	—	1.37	10/23/18

Roger R. Buelow	18,750	—		—	3.35	02/19/13
	21,875	3,125	(12)	—	10.64	07/01/15
	6,771	18,229	(7)	—	6.06	12/06/17

(1)	Options will vest on May 6, 2012.
(2)	Options will vest on November 24, 2012.
(3)	Options will vest on February 28, 2009.
(4)	141,000 options of the 200,000 granted on June 28, 2005 were forfeited on May 6, 2008 in conjunction with a grant of 100,000 options.
(5)	Options will vest on April 19, 2011.
(6)	Options will vest on August 10, 2011.
(7)	Options will vest on December 6, 2011.
(8)	Options will vest on December 17, 2012.
(9)	Options will vest on November 13, 2010.
(10)	Options will vest on April 26, 2011.
(11)	Options will vest on October 23, 2012.
(12)	Options will vest on July 1, 2009.

Option Exercises

None of the Named Executive Officers exercised stock options during 2008.

Equity Compensation Plan Information

          The following table sets forth information with respect to our equity compensation plans as of December 31, 2008:

	Number of Shares
	to be Issued	Weighted Average
	Upon Exercise of	Weighted Average	Number of Shares
	Outstanding	Exercise Price of	Remaining
	Options	Outstanding	Available for
	and Rights	Options	Future Issuance
Plan Category	(1)	and Rights	(2)

Equity compensation plans approved by security holders	1,491,188	$5.29	828,498
Equity compensation plans not approved by security holders	—	—	—
Total	1,491,188	$5.29	828,498

(1)
This column represents the number of shares of common stock that may be issued in connection with the exercise of outstanding stock options granted under our 1994 Stock Option Plan, 1994 Directors Stock Options Plan, 2004 Incentive Stock Plan and 2008 Incentive Stock Plan.

(2)	This column represents the number of shares of common stock remaining that are available for future awards under our2008 Incentive Stock Plan at December 31, 2008.

Employment Agreements

On July 1, 2005, we entered into an Employment Agreement with Mr. Davenport.   Under the agreement, Mr. Davenport receives a base salary of $250,000 per year.  He is eligible to receive a minimum bonus of 25% of his base salary if the Company achieves the operating income plan established for each year; or up to a maximum bonus of 50% of his base salary if the Company exceeds the operating income plan.  Each year the operating income plan is negotiated between Mr. Davenport and the Board of Directors.  Under the agreement, on June 28, 2005, Mr. Davenport received an option to purchase 200,000 shares of our common stock at an exercise price equal to the closing price of the Registrant’s common stock on the date of grant, which vests over four years at the rate of 25% of the shares on each anniversary of the grant date.  Through calendar year 2007, Mr. Davenport was eligible to receive additional options to purchase from 50,000 shares up to 100,000 shares per year of our common stock which, if received, would be received on or soon after the date the earnings for the preceding calendar year are released.  Pursuant to this agreement, Mr. Davenport was awarded options to purchase 50,000 shares on April 19, 2007.  For calendar year 2008, Mr. Davenport was not entitled to any employment agreement-based stock option bonus.  However, on May 6, 2008 the Compensation Committee granted 100,000 shares to Mr. Davenport under the 2004 Incentive Stock Plan upon the appointment of Mr. Kaveski as our Chief Executive Officer and Mr. Davenport’s transition to President.  In conjunction with this stock option grant, Mr. Davenport voluntarily forfeited 141,000 of 200,000 shares granted on June 28, 2005.

On September 13, 2005, we entered into a Management Continuity Agreement with Roger Buelow.  Under the agreement, Mr. Buelow is entitled to receive severance payments in the event his employment with us is terminated without cause, or if he terminates his employment following a material reduction in his responsibilities inconsistent with his position and past responsibilities under certain other conditions, including following a change in control as defined in the agreement.  Mr. Buelow will receive severance payments for a period of months equal to the total number of years he was employed with the Company.  The amount of his monthly severance payment will equal the total monthly salary he was receiving immediately prior to the termination of his employment plus the average commission or other contingent compensation received during the preceding twelve months, excluding equity compensation.

Potential Payments upon Termination or Change of Control

Regardless of the manner in which one of our Named Executive Officers’ employment terminates, including death, disability or termination for cause, the Officer is entitled to receive amounts earned during his term of employment. Such amounts include:

•	Salary through the date of termination;
•	Stock-based compensation which has vested; and
•	Unused vacation pay.

The following table summarizes the estimated severance payments to be made under Mr. Davenport's Employment Agreement and Mr. Buelow's Management Continuity Agreement at, following, or in connection with a termination of employment due to voluntary resignation, involuntary termination not for cause, death or disability or change in control:

	Voluntary	Involuntary
	Termination	Termination		Termination
	without	without		with
	Change in	Change in	Death or	Change in
	Control	Control	Disability	Control
Employee	($)	($)	($)	($)

John M. Davenport
Severance (1)	—	187,500	—	187,500
Accelerated vesting of stock-based awards (2)	—	—	—	—

Roger R. Buelow
Severance (3)	—	131,250	—	131,250

(1)
The estimated severance payment is based on base salary at December 31, 2008.  For Mr. Davenport, the amount of severance equates to three months base salary plus six months of base salary which represents the period from December 31, 2008 to the end of the employment agreement term.

(2)
The estimated value of accelerated vesting of stock-based awards is based on the non-vested options held by Mr. Davenport at December 31, 2008, and the closing per share market price of our common stock on that date.  The closing per share market price of our common stock at December 31, 2008 was $1.15, below the exercise price of all outstanding unexercisable options. Therefore, there is no value associated with the accelerated vesting of stock-based awards.

(3)	The estimated severance payment is based on base salary at December 31, 2008. For Mr. Buelow, the amount of severance equates to one month of base salary for each year of employment.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
Philip E. Wolfson, Chairman
Michael A. Kasper
Paul von Paumgartten

DIRECTOR COMPENSATION

We use a combination of cash and stock-based awards to attract and retain qualified candidates to serve on our Board.  In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties, as well as the skill level required by us.

The following table sets forth the annual cash compensation for directors who are not also employees:

Annual Retainer	$20,000
Additional Annual Retainers:
Lead Director	$10,000
Compensation Committee Chairman	3,000
Audit and Finance Committee Chairman	3,000
Nominating and Corporate Governance Committee Chairman	3,000

Under the terms of the Company’s 2004 Stock Incentive Plan and 2008 Stock Incentive Plan, each newly appointed non-employee director receives an option to purchase 10,000 shares of Common Stock at an exercise price of 100% of the fair market value of the stock on the date of grant, which option vests in twelve equal monthly installments following the date of grant.  In addition, following each annual meeting of the Company’s shareholders, each non-employee director who will continue to serve as a member of the Board of Directors automatically receives an option to purchase 7,000 shares of Common Stock at an exercise price of 100% of the fair market value of the stock on the date of grant, which option vests in twelve equal monthly installments following the date of grant.  The Lead Director, the Chairman of the Audit and Finance Committee, and the Chairman of the Nominating and Corporate Governance Committee are to receive an additional option to purchase 3,000 shares under the same terms.

The following table summarizes the compensation paid to non-employee directors during 2008:

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($) (1)	($)	($)	($) (2)	($)

David N. Ruckert	14,750	—	1,377	—	—	29,864	45,991
John B. Stuppin	30,000	—	14,268	—	—	—	44,268
Michael A. Kasper	25,750	—	17,178	—	—	—	42,928
Ronald A. Casentini	10,000	—	14,268	—	—	7,500	31,768
Paul von Paumgartten	18,500	—	12,898	—	—	—	31,398
Philip E. Wolfson	17,000	—	12,898	—	—	—	29,898
Laurence V. Goddard	8,000	—	4,771	—	—	—	12,771
J. James Finnerty	5,000	—	2,910	—	—	—	7,910

(1)
Reflects the dollar amount recognized for financial reporting purposes for 2008 in accordance with FAS 123(R) and equates to the fair value of the immediately vested option awards on the date of grant.  The method and assumptions used to determine the amount of expense recognized for options is set forth in Note 9 to the Consolidated Financial Statements in the Company’s 2008 Annual Report on Form 10-K.  In 2008, each non-employee director received the following number of shares under the Company’s 2004 Incentive Stock Plan and 2008 Incentive Stock Plan: Mr. Kasper, 10,000, Mr. von Paumgartten, 10,000, Mr. Wolfson, 10,000, Mr. Goddard, 10,000, Mr. Ruckert, 7,000, and Mr. Finnerty, 10,000.

(2)	The amounts set forth in this column for 2008 include:
•	For Mr. Casentini, consulting fees for post-resignation, one-year agreement entered into on July 16, 2008; and
•	For Mr. Ruckert, stock-based compensation related to consulting agreement entered into on February 3, 2006. See “Certain Transactions” below for further explanation.

CERTAIN TRANSACTIONS

On February 3, 2006, the company entered into a consulting agreement with David N. Ruckert, a member of its Board of Directors.  Mr. Ruckert was paid $76,000 during the year ending December 31, 2007 and $110,000 during the year ending December 31, 2006 under this agreement.  This agreement was terminated on June 30, 2007.  No payments were made to Mr. Ruckert during the twelve months ending December 31, 2008.  Additionally, Mr. Ruckert was granted options to purchase 32,000 shares of the Company’s common stock.  Stock expense incurred under FAS 123(R) related to these options was $30,000 during the year ending December 31, 2008, compared to $30,000 during 2007, and $15,000 during 2006.

On September 14, 2007 the Company entered into a consulting agreement with Joseph G. Kaveski, the Company’s present Chief Executive Officer, for assistance with developing and helping implement strategy and strategic initiatives.  From September 2007 through March 2008, the Company paid him $14,000 per month in consulting fees.  The arrangement terminated in April 2008 when Mr. Kaveski joined the Company as Vice President for Business Development and Global Marketing.

On March 14, 2008, the Company received an additional $9,335,000 in equity financing, net of expenses.  The investment was made by several current Energy Focus shareholders, including four members of the Board of Directors.  These investors agreed to an at-market purchase of approximately 3.1 million units for $3.205 per unit, based on the closing bid price of Energy Focus common shares on March 13, 2008 of $3.08.  Each unit comprised one share of the Company’s common stock, par value $0.0001 per share, and one warrant to purchase one share of the Company’s common stock at an exercise price of $3.08 per share.  The warrants were immediately separable from the units and immediately exercisable, and will expire five years after the date of their issuance.  This additional financing is being used to fund working capital, pay debt, and perform additional research and development.  Among the investors were Ronald A. Casentini, John M. Davenport, John B. Stuppin, and Philip E, Wolfson, all of whom were members of the Company’s Board of Directors at the time of the transaction, and who invested approximately $100,000 in the aggregate.

On July 16, 2008, the Company entered into a one-year consulting agreement with Ronald A. Casentini upon Mr. Casentini’s resignation from the Company’s Board of Directors.  Mr. Casentini was engaged to provide support related to ongoing improvement initiatives within the Company.  Mr. Casentini is to receive total compensation of $15,000 over the course of the term of this agreement.  The Company paid Mr. Casentini $7,500 during the year ended December 31, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file certain reports regarding ownership of, and transactions in, the Company’s securities with the SEC.  Such officers, directors, and 10% stockholders are also required by SEC rules to furnish the Company with copies of all those reports that they file.

Based solely on its review of such reports filed with the SEC and written representations from the reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and more than 10% stockholders were complied with for 2008.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of the Board of Directors has appointed the firm of Plante & Moran, PLLC, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2009, and recommends that shareholders vote for ratification of this appointment.  Representatives of Plante & Moran, PLLC are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions from the shareholders. Although shareholder ratification of the Company’s independent auditors is not required by the Company’s Bylaws or otherwise, the Company is submitting the selection of Plante & Moran, PLLC to the shareholders for ratification to permit shareholders to participate in this important Company decision.

Change in Independent Registered Public Accounting Firm

           Grant Thornton, LLP served as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2008 and 2007.  On April 3, 2009, with the approval of the Audit and Finance Committee, the Company dismissed Grant Thornton, LLP.

           During the 2008 and 2007 fiscal years, and from January 1 through April 3, 2009, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of that firm, would have caused it to make reference to the subject matter of the disagreement in its reports on the Company’s 2008 and 2007 financial statements.  Grant Thornton’s reports on those statements did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, except that its report dated March 30, 2009 on the financial statements for the year ending December 31, 2008 expressed uncertainty about the ability of the Company to continue as a going concern.

           Due to the dismissal of Grant Thornton, LLP, representatives of Grant Thornton, LLP are not expected to be present at the Annual Meeting of Shareholders.

Principal Accountant Fees and Services

Grant Thornton, LLP, provided audit services to the Company for the fiscal years ending December 31, 2008 and 2007.  The following table presents fees for professional services rendered by Grant Thornton, LLP for the audit of Energy Focus’ annual financial statements for 2008 and 2007, and fees billed for other services rendered by Grant Thornton, LLP in 2008 and 2007.

	Year Ending December 31,
	2008	2007

Audit Fees (1)	357,677	506,812
Audit Related Fees	—	1,500
Total Fees	357,677	508,312

(1)
Includes fees incurred for audit services related to both audits of financial statements and Sarbanes-Oxley Act compliance.  The fees related to Sarbanes-Oxley Act compliance were $0 and  $166,994 for the years ending December 31, 2008 and 2007, respectively.  For 2008, the Company was not required to obtain independent accounting firm certification of its internal control infrastructure as defined by the Sarbanes-Oxley Act.

Pre-Approval Policies and Procedures

It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal auditors be approved in advance by the Audit and Finance Committee.

Required Vote

The ratification of the appointment of Plante & Moran, PLLC as the Company’s independent auditors for the fiscal year ending December 31, 2009, requires the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and voting, together with a majority of the required quorum.  In the event ratification is not obtained, the Audit and Finance Committee will review its future selection of the Company’s independent auditors but will not be required to select different independent auditors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PLANTE & MORAN, PLLC AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

DEADLINE FOR RECEIPT OF SHAREHOLDER
PROPOSALS FOR THE 2010 ANNUAL MEETING

Proposals from shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2010 Annual Meeting of Shareholders must be received by the Secretary of the Company at our principal executive offices located at 32000 Aurora Road, Solon, Ohio 44139, no later than January 9, 2010 to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.  The Company’s proxy for the 2010 Annual Meeting of Shareholders may confer discretionary authority to vote on any proposal submitted by a shareholder if written notice of such proposal is not received by the Secretary of the Company at its principal executive offices located at 32000 Aurora Road, Solon, Ohio 44139, on or before March 25, 2010.

HOUSEHOLDING INFORMATION

Some banks, brokers and other nominees are participating in the practice of "householding" proxy statements and annual reports.  This means that beneficial holders of our common stock who share the same address or household may not receive separate copies of this Proxy Statement and our 2008 Annual Report on Form 10-K.  We will promptly deliver an additional copy of either document to you if you write or call us at: Energy Focus, Inc., 32000 Aurora Road, Solon, Ohio 44139, Attention: Investor Relations, (440) 715-1300.

OTHER MATTERS

The Board of Directors knows of no other matters to be submitted to the Annual Meeting. If any other matters   properly come before the Annual Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

ANNUAL REPORT ON FORM 10-K

The Company’s 2008 Annual Report on Form 10-K has been mailed with this Proxy Statement.  The Company will provide copies of the 2008 Annual Report on Form 10-K and its exhibits, but will charge a reasonable fee to any requesting shareholder.  Shareholders may make such request in writing to the Company at 32000 Aurora Road, Solon, Ohio 44139, Attention: Investor Relations.  The request must include a representation by the shareholder that as of April 27, 2009, the shareholder was entitled to vote at the 2009 Annual Meeting of Shareholders.  The Company’s 2008 Annual Report on Form 10-K and its exhibits are also available on the SEC’s website at http://www.sec.gov.

2360 Energy Focus_02 4/30/09 12:09 PM Page 1

Please mark your votes as indicated in this example [X]

The shares represented hereby will be voted as specified. If no specification is made, such shares will be voted FOR the nominees listed below, FOR proposal 2 with the discretion of the proxies on any other matters as may properly come before the Annual Meeting. **THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.**

1. To elect the following individuals:

Nominees:

		FOR ALL	WITHHOLD AUTHORITY	EXCEPTION
01. John M. Davenport	06. Joseph G. Kaveski	☐	☐	☐
02. J. James Finnerty	07. Paul von Paumgartten			
03. David Gelbaum	08. David N. Ruckert			
04. Laurence V. Goddard	09. Philip E. Wolfson			
05. Michael A. Kasper				

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ______________________________

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Plante & Moran, PLLC as Energy Focus' independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐
3. In their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.	☐	☐	☐

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE MARK, DATE, SIGN AND RETURN THE PROXY PROMPTLY IN THE ENCLOSED, STAMPED ENVELOPE.

Mark Here for Address Change or Comments **SEE REVERSE** ☐

Will Attend Meeting ☐ **YES**

Signature ____________________ Signature ____________________ Date __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

ENERGY FOCUS, INC.

Important Notice Regarding the Internet availability of Proxy Materials for the Annual Meeting of Shareholders.

www.proxydocs.com/efoi

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2360 Energy Focus_02 4/30/09 12:09 PM Page 2

PROXY

ENERGY FOCUS, INC.
Proxy for Annual Meeting of Shareholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph G. Kaveski and Nicholas G. Berchtold, or each of them, proxy and attorney-in-fact, with full power to designate a substitute representative, to represent the undersigned and to vote all of the shares of stock in Energy Focus, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company to be held at the Company's principal executive offices at 32000 Aurora Road, Solon, Ohio 44139 at 1:00 P.M., local time, June 24, 2009, and at any adjournment or postponement thereof as hereinafter specified upon the proposals listed on the other side and as more particularly described in the Proxy Statement of the Company dated April 30, 2009 (the 'Proxy Statement'), receipt of which is hereby acknowledged.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▲ **FOLD AND DETACH HERE** ▲

Choose **MLink**SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect**® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

50143

PRINT AUTHORIZATION *(THIS BOXED AREA DOES NOT PRINT)*

Please fax all revisions to: 212-691-9013 or email to proxyjobs@bnymellonproduction.com

To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013

SIGNATURE:____________________ DATE:________ TIME:________

Registered Quantity (common) 40 Broker Quantity 0